EXHIBIT 4.C

EL PASO NATURAL GAS COMPANY,

as Company

and

WILMINGTON TRUST COMPANY,

as Trustee

_____________

INDENTURE

Dated as of July 21, 2003

Series A and Series B

7 5/8% Notes due 2010

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.	1
Section 1.02	Other Definitions.	14
Section 1.03	Incorporation by Reference of Trust Indenture Act.	14
Section 1.04	Rules of Construction.	14

ARTICLE II
THE SECURITIES

ARTICLE III
COVENANTS

ARTICLE IV
CONSOLIDATION, MERGER AND SALE

Section 4.01	Limitation on Mergers and Consolidations.	38
Section 4.02	Successors Substituted.	39

ARTICLE V
DEFAULTS AND REMEDIES

ARTICLE VI
TRUSTEE

ARTICLE VII
DISCHARGE OF INDENTURE; DEFEASANCE

Section 7.06	Reinstatement.	54
Section 7.07	Moneys Held by Paying Agent.	54
Section 7.08	Moneys Held by Trustee.	55

ARTICLE VIII
AMENDMENTS

ARTICLE IX
REDEMPTION

Section 9.01	Notices to Trustee.	59
Section 9.02	Selection of Securities to be Redeemed.	59
Section 9.03	Notices to Holders.	59
Section 9.04	Effect of Notices of Redemption.	60
Section 9.05	Deposit of Redemption Price.	60
Section 9.06	Securities Redeemed in Part.	61

ARTICLE X
MISCELLANEOUS

EXHIBITS
EXHIBIT A	-- Form of Security A-1	A-1

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section

310(a)(1)	Section 6.10
(a)(2)	Section 6.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	Section 6.10
(b)	Section 6.10,
Section 7.01(b)
(c)	N.A.
311(a)	Section 6.11
(b)	Section 6.11
(c)	N.A.
312(a)	Section 2.05
(b)	Section 10.03
(c)	Section 10.03
313(a)	Section 6.06
(b)	Section 6.06
(c)	Section 6.06
(d)	Section 6.06
314(a)	Section 3.03
(b)	N.A.
(c)(1)	Section 10.04
(c)(2)	Section 10.04
(c)(3)	N.A.
(d)	N.A.
(e)	Section 10.05
(f)	N.A.
315(a)	Section 6.01(b)
(b)	Section 6.05
(c)	Section 6.01(a)
(d)	Section 6.01(3)
(e)	Section 5.11
316(a) (last sentence)	Section 2.09
(a)(1)(A)	Section 5.05
(a)(1)(B)	Section 5.04
(a)(2)	N.A.
(b)	Section 5.07
(c)	Section 8.04
317(a)(1)	Section 5.08
(a)(2)	Section 5.09
318(a)	Section 9.01
318(c)	Section 9.01
________________________
N.A. means not applicable
* This Cross-Reference Table is not part of this Indenture

iv

INDENTURE dated as of July 21, 2003 between El Paso Natural Gas Company, a Delaware corporation (the “Company”), and Wilmington Trust Company, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 7 5/8% Series A Notes due 2010 (the “Series A Securities”) and 7 5/8% Series B Notes due 2010 (the “Series B Securities”, and together with the Series A Securities and any Additional Securities that may be issued in the future in accordance with Article II, the “Securities”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“Acquired Debt” means, with respect to any specified Person, (a) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Securities” means Securities issued pursuant to Article II and in compliance with Section 3.08 after the Initial Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the preceding.  The Trustee may request and may conclusively rely upon an Officers’ Certificate to determine whether any Person is an Affiliate of any specified Person.

“Agent” means any Registrar, co-Registrar, Paying Agent or Authenticating Agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” of any Person means the board of directors of such Person or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors of such Person.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means:

(a) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(b) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(c) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(d) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Commodity Agreement” means, in respect to any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuation in commodity prices.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Consolidated Debt” means, as of any date of determination, the total, without duplication, of all of the Company’s Debt and all Debt of its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and any Restricted Subsidiary and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Debt to EBITDA Ratio” means, with respect to any incurrence of Debt on any date, the ratio of (a) Consolidated Debt as of such date to (b) the Consolidated EBITDA of the Company and its Restricted Subsidiaries for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence of Debt.  Notwithstanding any other provision, for purposes of making the computation referred to above, acquisitions that have been made by the Company or any Restricted Subsidiary, including all  mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period.

“Consolidated EBITDA” means, with respect to any Person (the referent Person) for any period, Consolidated Net Income of such Person for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such Consolidated Net Income of such Person for such period, and without duplication) (a) Consolidated Interest Expense of such Person for such period, (b) any provision for taxes based on income or profits of such Person and its Restricted Subsidiaries to the extent such income or profits were included in calculating such Consolidated Net Income of such Person for such period, and (c) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles but excluding (i) cash payments against such non-cash charges during such period, (ii) cash payments against non-cash charges from a prior period but subsequent to the date of this Indenture and (iii) normally recurring accruals such as reserves against accounts receivable); provided, however, if there is an event of default (as therein defined) under any Debt of El Paso or one or more Subsidiaries of El Paso (other than the Company or any of its Restricted Subsidiaries) guaranteed by one or more of the Company’s Restricted Subsidiaries, or a default, and, if applicable, after the passage of time or the giving of notice or both, which in either event could cause such Debt to become due prior to its stated maturity, then the Company’s Consolidated EBITDA shall not include the Consolidated EBITDA of such Restricted Subsidiary until such default is cured or waived.

 “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded; provided, further, if there is an event of default (as therein defined) under any Debt of El Paso or one or more Subsidiaries of El Paso (other than the Company or any of its Restricted Subsidiaries) guaranteed by one or more of the Company’s Restricted Subsidiaries, or a default, and, if applicable, after the passage of time or the giving of notice or both, which in either event could cause such Debt to become due prior to its stated maturity, then the Company’s Consolidated Net Income shall not include the Net Income of such Restricted Subsidiary until such default is cured or waived.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt), and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Company and its consolidated subsidiaries for the Company's most recently completed fiscal quarter, prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which the corporate trust business of the Trustee shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 10.02 hereof and may be located at such other address as the Trustee may give notice to the Company and the Holders or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means (a) any liability of any Person (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (iii) for the payment of money relating to a Capitalized Lease Obligation; (b) any guarantee by any Person of any liability of others described in the preceding clause (a); and (c) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.  Notwithstanding anything to the contrary in the foregoing, Debt shall not include: (x) any liability of or any guarantee or similar arrangement by the Company or any of its Subsidiaries of El Paso’s or El Paso Merchant Energy’s obligations in connection with, related to or arising out of the Western Energy Settlement, (y) any of the Company’s or any of its Subsidiaries’ Debt incurred pursuant to a cash management program of El Paso and its Subsidiaries or (z) in order to avoid double counting, a guarantee described in clause (b) above of any liability described in clause (a) above if such liability has been included in the determination of Debt.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(a) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(b) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(c) is redeemable at the sole option of its holder,

in whole or in part, on or prior to the final maturity date of the Securities; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the Securities will be deemed Disqualified Capital Stock.

“El Paso” means El Paso Corporation, a Delaware corporation.

“El Paso’s $3 Billion Facility” means the $3 billion Revolving Credit Agreement dated as of April 16, 2003, among El Paso, the Company, Tennessee Gas Pipeline Company, ANR Pipeline Company, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, as administrative agent for the Lenders thereunder, ABN AMRO Bank N.V. and Citicorp North America, Inc., as co-document agents for the Lenders, and Bank of America, N.A. and Credit Suisse First Boston, as co-syndication agents for the Lenders.

 “El Paso Merchant Energy” means El Paso Merchant Energy, L.P., a Delaware limited partnership.

 “El Paso’s Other Financings” means the $1 billion of other financing arrangements existing on the date hereof, including leases, letters of credit and other facilities, secured by Sabine River Investors V, L.L.C.’s equity interests in EPNG Mojave, Inc. and El Paso Mojave Pipeline Co.

“Equity Interests” means Qualified Capital Stock and all warrants, options or other rights to acquire Qualified Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock.

“Euroclear” means Euroclear Bank S.A./NV, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Series B Securities for the Series A Securities.

 “Funded Debt” means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection of deposit in the ordinary course of business or any guarantee, direct or indirect, contingent or otherwise, in connection with the Western Energy Settlement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

“Holder” means a Person in whose name a Security is registered.

 “Indebtedness” means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.  Notwithstanding the foregoing, Indebtedness shall not include any of the Company’s or any of its Subsidiaries’ Indebtedness incurred pursuant to a cash management program of El Paso and its Subsidiaries.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser that is determined by the Company’s Board of Directors to be reasonably competent to issue an opinion or valuation with respect to the matter for which it has been engaged; provided that such firm or appraiser is not an Affiliate of the Company.

“Initial Issue Date” means the first date on which the Series A Securities are issued under this Indenture.

“Initial Purchasers” means any initial purchasers of Series A Securities issued in connection with an offering under Rule 144A and/or Regulation S, including without limitation, the Original Initial Purchasers, as such in the Original Offering.

“Interest Payment Date” shall have the meaning assigned to such term in the Securities.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to other Persons or any payment for property or services for the account or use of other Persons), or any purchase or acquisition of Capital Stock, Debt or other similar instruments issued by such Person.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Lien” means any mortgage, pledge, security interest, charge, lien, or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

 “Liquidated Damages” has the meaning given to such term in any Registration Rights Agreement.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on Preferred Stock, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (except in the ordinary course of business) (including, without limitation, dispositions pursuant to Sale-Leaseback Transactions) or (ii) the disposition of any securities by such Person or any of its Subsidiaries, (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (c) the settlement expense related to the Western Energy Settlement, together with any related provision for taxes.

“Officer” means the chairman of the board, the chief executive officer, the president, any vice chairman of the board, any vice president, the principal financial officer, the principal accounting officer, the treasurer, any assistant treasurer, the controller, the secretary or any assistant secretary of a Person.

“Officers’ Certificate” means a certificate signed by two Officers of a Person, one of whom must be the Person’s chief executive officer, principal financial officer or principal accounting officer.

“Operating Cash Flow” means, with respect to any Person for any period, the Consolidated EBITDA of such Person for such period, less aggregate maintenance capital expenditures of such Person, and its Restricted Subsidiaries for such period determined in accordance with GAAP, less any taxes paid in cash by such Person based on income or profits of such Person and its Restricted Subsidiaries to the extent such income or profits were included in calculating Consolidated Net Income for purposes of calculating Consolidated EBITDA of such Person for such period, less Consolidated Interest Expense of such Person for such period; provided, however, if there is an event of default (as therein defined) under any Debt of El Paso or one or more subsidiaries of El Paso (other than the Company or any of its Restricted Subsidiaries) guaranteed by one or more of the Company’s Restricted Subsidiaries, or a default, and, if applicable, after the passage of time or the giving of notice or both, which in either event could cause such Debt to become due prior to its stated maturity, then the Company’s Operating Cash Flow shall not include the Operating Cash Flow of such Restricted Subsidiary until such default is cured or waived.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  Such counsel may be an employee of or counsel to the Company, its parent corporation or the Trustee.

“Original Initial Purchasers” means Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, as initial purchasers of the Series A Securities in the Original Offering.

“Original Offering” means the offering of the Series A Securities pursuant to the Original Offering Memorandum.

“Original Offering Memorandum” means the Offering Memorandum of the Company, dated July 16 2003, relating to the offering of the Series A Securities.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(a) cash or cash equivalents;

(b) an Investment existing on the Initial Issue Date, including any Investment in connection with, related to or arising out of the Western Energy Settlement;

(c) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(e) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or claims or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(f) Hedging Obligations;

(g) prepayments and other credits made in the ordinary course of business;

(h) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(i) the Company or a Subsidiary of the Company, including guarantees of Debt of a Subsidiary of the Company;

(j) another Person if as a result of such Investment such other Person becomes a Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or one of its subsidiaries; and

(k) any Person engaged in the business of transportation, storage, gathering, marketing or sale of natural gas and/or petroleum products and/or any businesses reasonably related thereto.

“Permitted Liens” means (a) Liens upon rights-of-way for pipeline purposes; (b) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (c) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (d) Liens of taxes and assessments which are (i) for the then current year, (ii) not at the time delinquent, or (iii) delinquent but the validity of which is being contested at the time by the Company or any Subsidiary in good faith; (e) Liens of, or to secure performance of, leases; (f) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (g) any Lien upon property or assets acquired or sold by the Company or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (h) any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (i) any Lien upon any property or assets in accordance with customary banking practice to secure any Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; (j) any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control, or similar revenue bonds; (k) any Lien in connection with, related to or arising out of the Western Energy Settlement; or (l) any Lien in connection with, related to or arising out of El Paso’s $3 Billion Facility and any Refinancing thereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

“Preferred Stock” means any capital stock or other equity interests of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of capital stock or other equity interests issued by such Person.

"Principal Property" means (a) any pipeline assets of the Company or any Subsidiary, including any related facilities employed in the transportation, distribution or marketing of natural gas, that is located in the United States or Canada, and (b) any processing or manufacturing plant owned or leased by the Company or any Subsidiary and located within the United States or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion of the Board of Directors, is not material in relation to the activities of the Company and its Subsidiaries as a whole.

“Private Exchange” means the offer by the Company to any of the Initial Purchasers to issue and deliver to such Initial Purchaser, in exchange for the Series A Securities held by such Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the Series B Securities to be issued pursuant to this Indenture to an Initial Purchaser in a Private Exchange.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” shall have the meaning assigned to such term in the Securities.

“Refinance” means, with respect to any Debt or Indebtedness, to extend, refinance, renew, replace, or refund such Debt or Indebtedness.

“Refinancing” means, with respect to any Debt or Indebtedness, any extension, refinancing, renewal, replacement or refunding of such Debt or Indebtedness (or successive extensions, refinancings, renewals, replacements or refundings of such Debt or Indebtedness).

“Registration Rights Agreement” means any registration rights agreement entered into by the Company relating to any Securities issued hereunder, including without limitation, the Registration Rights Agreement, dated as of July 21, 2003, among the Company and the Original Initial Purchasers.

“Responsible Officer” when used with respect to the Trustee means any vice president, (whether or not designated by numbers or words added before or after the title “vice president”) , any assistant vice president, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” means:

(a) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable solely in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of Capital Stock of the Company;

(b) the declaration or payment of any dividend or the making of any other distribution on shares of the Capital Stock of a Restricted Subsidiary to any Person (other than (i) to the Company or any of its Subsidiaries, (ii) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Restricted Subsidiary that is not a corporation) or (iii) dividends or distributions payable solely in its Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock);

(c) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by Persons other than the Company or one of its Subsidiaries (other than in exchange for Qualified Capital Stock of the Company or options, rights or warrants to acquire Qualified Capital Stock of the Company); or

(d) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company owning or leasing any Principal Property.

“Sale-Leaseback Transaction” means the sale or transfer by the Company or any Restricted Subsidiary of any Principal Property to a Person (other than the Company or a Subsidiary) and the taking back by the Company or any Restricted Subsidiary, as the case may be, of a lease of such Principal Property.

“Securities” means the Series A Securities, Series B Securities and any Additional Securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Series A Securities” means the Company’s 7 5/8% Series A Notes due 2010, to be issued pursuant to this Indenture.

“Series B Securities” means the Company’s 7 5/8% Series B Notes due 2010, to be issued pursuant to this Indenture in the Exchange Offer.

“Shelf Registration Statement” means the registration statement to be filed by the Company, in connection with the offer and sale of Series A Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” of any Person means (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such referent Person, by such referent Person and a Subsidiary (or Subsidiaries) of such referent Person or by a Subsidiary (or Subsidiaries) of such referent Person or (b) any Person (other than a corporation) in which such referent Person, a Subsidiary (or Subsidiaries) of such referent Person, or such referent Person and a Subsidiary (or Subsidiaries) of such referent Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest; provided that no corporation shall be deemed a Subsidiary until such referent Person, a Subsidiary (or Subsidiaries) of such referent Person or such referent Person and a Subsidiary (or Subsidiaries) of such referent Person acquires more than 50% of the outstanding voting stock thereof and has elected a majority of its Board of Directors.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Initial Issue Date, except as provided in Section 8.03 hereof.

“Transfer Restricted Securities” with respect to any Securities, means Registrable Securities (as defined in the Registration Rights Agreement applicable to such Securities).

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

“Western Energy Settlement” means the agreement in principle, dated March 20, 2003, by and among El Paso, its Affiliates and various public and private claimants, including the states of California, Washington, Oregon and Nevada, and the definitive settlement agreements entered into on June 23, 2003 in connection therewith, to resolve the principal litigation, claims and regulatory proceedings against El Paso and its Affiliates relating to the sale or delivery of natural gas and electricity from September 1996 to the date of such settlement, (a) as in effect on the Initial Issue Date and (b) any amendment, supplement or modification thereof.

Section 1.02	Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	Section 3.10(a)
“Agent Members”	Section 2.01(c)
“Authenticating Agent”	Section 2.02
“Covenant Defeasance”	Section 7.03
“DTC”	Section 2.03
“Event of Default”	Section 5.01
“Global Security”	Section 2.01(b)
“incur”	Section 3.08(a)
“Legal Defeasance”	Section 7.02
“Paying Agent”	Section 2.03
“Payment Default”	Section 3.09(a)(1)
“Refinancing Debt”	Section 3.08(b)(5)
“Registrar”	Section 2.03
“Regulation S”	Section 2.01(b)
“Rule 144A”	Section 2.01(b)
“Security Register”	Section 2.03

Section 1.03	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

Section 1.04	Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular; and

(e) provisions apply to successive events and transactions.

ARTICLE II

THE SECURITIES

Section 2.01	Form and Dating.

(a) General.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Indenture, the terms of which are hereby incorporated into this Indenture.  The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, memorandum of association, articles of association, other organizational documents, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Security shall be dated the date of its authentication.  The Securities shall be in registered form without coupons and only in denominations of $1,000 and any integral multiples thereof.  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) Global Securities.  Series A Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act (“Rule 144A”) or in reliance on Regulation S under the Securities Act (“Regulation S”) shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Section 2.06 (each, a “Global Security”), which shall be deposited on behalf of the purchasers of the Series A Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(c) Book-entry Provisions.  This Section 2.01(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall initially be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in (“Agent Members”), the Depositary (including Euroclear and Clearstream) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Certificated Securities.  Except as provided in this Section 2.01 or Section 2.06, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

(e) Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Securities that are held by Agent Members (as defined below) through Euroclear or Clearstream.

(f) Additional Securities.  Subject to compliance with the provisions of Section 3.08, the Company may issue Additional Securities under this Indenture after the Initial Issue Date in an unlimited aggregate principal amount.

Section 2.02	Execution and Authentication.

One Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature.  The Company’s seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate (a) for original issue on the Initial Issue Date, Series A Securities in the aggregate principal amount of $355,000,000, (b) Series B Securities for original issue, pursuant to any Exchange Offer or Private Exchange, for a like principal amount of Series A Securities and (c) subject to Section 3.08 hereof, any amount of Additional Securities specified by the Company, in each case, upon a written order of the Company signed by one Officer of the Company.  Such order shall specify (i) the amount of the Securities to be authenticated and the date of original issue thereof, and (ii) whether the Securities are Series A Securities or Series B Securities.  The aggregate principal amount of Securities of any series outstanding at any time may not exceed the aggregate principal amount of Securities of such series authorized for issuance by the Company pursuant to one or more written orders of the Company, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Securities.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company, or an Affiliate of the Company.

The Series A Securities and the Series B Securities shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03	Registrar and Paying Agent.

The Company shall maintain or cause to be maintained an office or agency where Securities may be presented for registration of transfer or exchange (“Registrar”) and an office or agency located in the Borough of Manhattan, The City of New York, State of New York where Securities may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”).  The Company may appoint one or more co-Registrars and one or more additional Paying Agents.  The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional Paying Agents.

The Company may enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any such Agent.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to each Global Security.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Securities, whether such money shall have been paid to it by the Company and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06	Transfer and Exchange.

(a) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.07), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(iii) If a Global Security is exchanged for Securities in definitive registered form pursuant to this Section 2.06 or Section 2.07, prior to the consummation of an Exchange Offer or prior to or in a transfer made pursuant to an effective Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification and other requirements set forth on the reverse of the Series A Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be, or are otherwise in compliance with the requirements of the Securities Act) and such other procedures as may from time to time be adopted by the Company.

(b) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

[(1)           THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(2)           THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

(3)           AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

(4)           AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, EL PASO NATURAL GAS COMPANY MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]1

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

[1]	These paragraphs should be included only if the Security is a Transfer Restricted Security.

(iii) After a transfer of any Series A Securities or Private Exchange Securities during the period of the effectiveness of and pursuant to a Shelf Registration Statement with respect to such Series A Securities or Private Exchange Securities, as the case may be, but nevertheless subject to Section 2.07(a), all requirements pertaining to legends on such Series A Security or such Private Exchange Security will cease to apply, the requirements requiring any such Series A Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Series A Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Series A Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Series A Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the consummation of an Exchange Offer with respect to the Series A Securities pursuant to which Holders of such Series A Securities are offered Series B Securities in exchange for their Series A Securities, but nevertheless subject to Section 2.07(a), all requirements pertaining to such Series A Securities that Series A Securities issued to certain Holders be issued in global form will cease to apply and certificated Series A Securities with the restricted securities legend set forth in Section 2.06(b)(i) will be available to Holders of such Series A Securities that do not exchange their Series A Securities, and Series B Securities in certificated or global form will be available to Holders that exchange such Series A Securities in such Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Series A Securities pursuant to which Holders of such Series A Securities are offered Private Exchange Securities in exchange for their Series A Securities, all requirements pertaining to such Series A Securities that Series A Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the restricted securities legend set forth in Section 2.06(b)(i) will be available to Holders that exchange such Series A Securities in such Private Exchange.

(c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(d) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 8.05 and Section 9.06).

(ii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (1) any certificated Security selected for redemption in whole or in part pursuant to Article IX, except the unredeemed portion of any certificated Security being redeemed in part, or (2) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(e) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07	Certificated Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Global Security that is transferred to the beneficial owners thereof pursuant to this Section 2.07 shall be surrendered by the Depositary to the Trustee at its office located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Series A Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(d), bear the restricted securities legend set forth in Section 2.06(b).

(c) Subject to the provisions of Section 2.06(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) If either of the events specified in Section 2.07(a) occurs, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

(e) If a certificated Security issued pursuant to this Section 2.07 is exchanged for another certificated Security prior to the consummation of an Exchange Offer or prior to or in a transfer made pursuant to an effective Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of (i) Section 2.06(a)(iii) (including the certification and other requirements set forth on the reverse of the Series A Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be, or are otherwise in compliance with the requirements of the Securities Act) and such other procedures as may from time to time be adopted by the Company and (ii) Section 2.06(b).

Section 2.08	Replacement Securities.

If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate a  replacement Security, but only if the Trustee’s requirements are met.  Such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge for their expenses in replacing a Security.  If, after the delivery of such replacement Security, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith.

Every replacement Security is an additional obligation of the Company.

Section 2.09	Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.09 as not outstanding; provided, however, that in determining whether the holders of the requisite principal amount of outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company, any of its Subsidiaries or any of their respective Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

A Security with respect to which the Company has effected defeasance or covenant defeasance ceases to be outstanding except to the extent provided in Sections 7.02 and 7.03.

If the principal amount of any Security is considered paid under Section 3.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

Except as set forth in Section 2.10 hereof, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

Section 2.10	Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11	Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.12	Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation.  All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee.  The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.13	Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities and in Section 3.01 hereof.  The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14	Persons Deemed Owners.

The Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, or premium, if any, or interest on such Security and for all other purposes.  None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

Section 2.15	CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities,  and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III

COVENANTS

Section 3.01	Payment of Securities.

The Company shall pay the principal of and premium, if any, Liquidated Damages, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, premium, if any, Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds by 11:00 a.m., New York City time, on that date money deposited by the Company designated for and sufficient to pay all principal, premium, if any, Liquidated Damages, if any, and interest then due.

To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, Liquidated Damages, if any, and interest payments (without regard to any applicable grace period) at a rate equal to the then applicable interest rate on the Securities.

Section 3.02	Maintenance of Office or Agency.

The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities may be presented for registration of transfer or exchange, where Securities may be presented for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the principal office of the Trustee in the Borough of Manhattan, The City of New York, which, on the date hereof, is located at the address set forth in Section 10.02 hereof.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 3.03	SEC Reports; Financial Statements.

(a) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee with, and the Trustee shall mail to any Holder requesting copies of, such annual and quarterly reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after the date it is required (or would otherwise have been required) to file such reports, information and documents.

(b) In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing). In addition, the Company shall furnish to the Holders and to prospective investors, upon the requests of Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

(c) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under clause (a) of this Section 3.03.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 3.04	Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, a statement signed by two Officers of the Company (one of whom shall be the principal financial, principal accounting or principal executive officer of the Company), which statement need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officers of the Company of their duties as such Officers, they would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company, of its obligations under this Indenture, and further stating, as to each such Officer signing such statement, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 3.05	Limitation on Liens.

The Company will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property, whether owned or leased on the date of this Indenture or thereafter acquired, to secure any Indebtedness of the Company or any other Person (other than the Securities issued hereunder), without in any such case making effective provision whereby all of the Securities outstanding hereunder shall be secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured. This restriction shall not apply to:

(a) any Lien upon any property or assets of the Company or any Restricted Subsidiary in existence on the date of this Indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of this Indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of this Indenture;

(b) any Lien upon any property or assets created at the time of acquisition of such property or assets by the Company or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Indebtedness incurred to finance such purchase price, whether such Indebtedness was incurred prior to, at the time of or within one year of such acquisition;

(c)  any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Company or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Restricted Subsidiary);

(d)  any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise;

(e)  the assumption by the Company or any Restricted Subsidiary of obligations secured by any Lien existing at the time of the acquisition by the Company or any Restricted Subsidiary of the property or assets subject to such Lien or at the time of the acquisition of the Person which owns such property or assets;

(f)  any Lien on property to secure all or part of the cost of  construction or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

(g)  any Lien on any oil, gas, mineral and processing and other plant  properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

(h)  any Lien arising from or in connection with a conveyance by the Company or any Restricted Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

(i)  any Lien in favor of the Company or any Restricted Subsidiary;

(j)  any Lien created or assumed by the Company or any Restricted  Subsidiary in connection with the issuance of Indebtedness the interest on which is excludable from gross income of the holder of such Indebtedness pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or any Restricted Subsidiary;

(k)  any Lien upon property or assets of any foreign Restricted Subsidiary to secure Indebtedness of that foreign Restricted Subsidiary;

(l)  Permitted Liens;

(m)  any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (a) through (l), inclusive, of this Section; or

(n) any Refinancing of any Lien, in whole or in part, that is referred to in clauses (a) through (m), inclusive, of this Section, or of any Indebtedness secured thereby; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the greater of the principal amount of Indebtedness so secured at the time of such Refinancing and the original principal amount of Indebtedness so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such Refinancing); provided, further, however, that such Refinancing shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so Refinanced (plus improvements, alterations and repairs on such property).

Notwithstanding the foregoing provisions of this Section, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any other Lien upon any Principal Property to secure any Indebtedness of the Company or any other Person (other than the Securities) that is not excepted by clauses (a) through (n), inclusive, of this Section without securing the Securities issued hereunder; provided that the aggregate principal amount of all Indebtedness then outstanding secured by such other Lien and all other similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (a) through (d), inclusive, of Section 3.06), does not exceed 15% of Consolidated Net Tangible Assets.

Section 3.06	Limitation on Sale-Leaseback Transactions.

The Company will not, nor will it permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction unless:

(a) such Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later;

(b)  the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(c)  the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the Securities; or

(d) the Company or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (i) the repayment, redemption or retirement of Funded Debt of the Company or any such Restricted Subsidiary, or (ii) investment in another Principal Property.

           Notwithstanding the foregoing provisions of this Section, the Company may, and may permit any Restricted Subsidiary to, effect any other Sale-Leaseback Transaction that is not excepted by clauses (a) through (d), inclusive, of this Section; provided that the net sale proceeds from such other Sale-Leaseback Transaction, together with the aggregate principal amount of then outstanding Indebtedness (other than the Securities) secured by Liens upon Principal Properties not excepted by clauses (a) through (n), inclusive, of Section 3.05, do not exceed 15% of Consolidated Net Tangible Assets.

Section 3.07	Limitation on Restricted Payments.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of that Restricted Payment and immediately after giving effect to that Restricted Payment:

(i) a Default or Event of Default will have occurred and be continuing or would result from that Restricted Payment;

(ii) the Company is not able to incur an additional $1.00 of Debt pursuant to the Consolidated Debt to EBITDA Ratio under Section 3.08; or

(iii) the aggregate amount of the Restricted Payment and all other Restricted Payments declared or made subsequent to the date the Securities are first issued would exceed the sum of:

(1) 100% of the Company’s Operating Cash Flow accrued subsequent to January 1, 2003 to the most recent date for which financial information is available to the Company, taken as one accounting period (or if the aggregate amount of Operating Cash Flow for such period shall be a deficit, minus 100% of such deficit); plus

(2) 100% of the aggregate net proceeds, including the net fair market value of property or securities other than cash as determined by the Company’s Board of Directors in good faith, received subsequent to the date the Securities are first issued from any Person, other than one of the Company’s Subsidiaries, from (x) the issue or sale of the Company’s Equity Interests (other than Disqualified Capital Stock) (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction to the extent the consideration involved consists of Capital Stock (other than Disqualified Capital Stock)) or (y) the issue or sale of the Company’s Disqualified Capital Stock or debt securities of the Company or those of any of its Restricted Subsidiaries that have been converted into or exchanged for the Company’s Equity Interests (other than Disqualified Capital Stock) (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction to the extent the consideration involved consists of Capital Stock (other than Disqualified Capital Stock)) subsequent to the date the Securities are first issued; plus

(3) an amount equal to the sum, without duplication, of:

a. the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of that Investment by that Person;

b. proceeds realized on the sale of that Investment to an unaffiliated purchaser;  and

c. proceeds representing the return of capital (excluding dividends and distributions),

in each case received by the Company or any of the Company’s Subsidiaries; plus

(4) an amount equal to the sum without limitation, of any amounts, including the net fair market value of property other than cash as determined by the Company’s Board of Directors in good faith, received by the Company or any of the Company’s Subsidiaries as a capital contribution (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction to the extent the consideration involved consists of Capital Stock (other than Disqualified Capital Stock)) subsequent to the date the Securities are first issued; plus

(5) $150 million.

(b) The provisions of Section 3.07(a) shall not prohibit:

(i) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date it is declared;

(ii) the purchase, redemption or other acquisition or retirement of any of the Company’s Capital Stock or any warrants, options or other rights to acquire shares of any of that Capital Stock either:

(1) solely in exchange for shares of Qualified Capital Stock or other warrants, options or rights to acquire Qualified Capital Stock,

(2) through the application of the net proceeds of a substantially concurrent sale for cash, other than to one of the Company’s Subsidiaries, of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock, or

(3) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash, other than to one of the Company’s Subsidiaries, of Disqualified Capital Stock;

(iii) repurchases of Capital Stock, warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if such Capital Stock, warrants, options or rights represent a portion of the exercise price of such warrants, options or rights;

(iv) payments or distributions, directly or indirectly through any direct or indirect parent of the Company, to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;

(v) cash payments in lieu of the issuance of fractional shares;

(vi) payments of dividends, distributions or other amounts by the Company to fund the payment by any of the Company’s direct or indirect parent companies or other Affiliates of administrative, legal, financial, accounting or other similar expenses relating to such parent’s direct or indirect ownership of the Company and to pay other corporate overhead expenses relating to such ownership interest, including directors’ fees, indemnifications and similar arrangements, so long as such payments are fair and reasonable and are paid as and when needed by any such direct or indirect parent company;

(vii) any transfers by the Company or any of its Restricted Subsidiaries pursuant to the cash management program of El Paso and its Subsidiaries consistent with past practices;

(viii) any payment, guarantee or other similar arrangement by the Company or any of its Subsidiaries in connection with, related to or arising from the Western Energy Settlement; and

(ix) any payment, guarantee or other similar arrangement by the Company or any of its Subsidiaries in connection with, related to or arising from El Paso’s $3 Billion Facility and any Refinancing thereof and/or El Paso’s Other Financings and any Refinancing thereof; provided, however, that the Company shall not make any payment, guarantee or other similar arrangement jointly and severally with El Paso in connection with a Refinancing of El Paso’s $3 Billion Facility subsequent to the date that is the later of (1) August 19, 2003 and (2) the date on which the Company is no longer jointly and severally liable for any amounts outstanding under El Paso’s $3 Billion Facility.

In determining the aggregate amount of Restricted Payments made subsequent to the date the Securities are first issued, amounts expended pursuant to clauses (i) and (v) of Section 3.07(b) shall be included in such calculation.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or any of its Restricted Subsidiaries, as the case may be, pursuant to such Restricted Payment.  The fair market value of any non-cash Restricted Payment shall be determined conclusively by the Company’s Board of Directors acting in good faith.

(d) This Section 3.07 shall be of no force or effect from and after the time the Securities are first rated at least Baa3 by Moody’s and at least BBB- by Standard & Poor’s.

Section 3.08	Limitation on Incurrence of Debt.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, “incur”), any Debt (including Acquired Debt), unless (x) no Default or Event of Default would occur after giving effect on a pro forma basis to such incurrence, and (y) the Consolidated Debt to EBITDA Ratio on the date on which such additional Debt is incurred would have been less than 6.0 to 1, determined on a pro forma basis giving effect to such incurrence (including a pro forma application of the net proceeds therefrom).

(b) The limitation in Section 3.08(a) shall not prohibit the incurrence of:

(i) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business;

(ii) Hedging Obligations;

(iii) Debt owed by (1) any Restricted Subsidiaries to the Company or to any of the Company’s other Subsidiaries or (2) the Company to any of the Company’s Subsidiaries;

(iv) Debt outstanding on the date of this Indenture, including the Securities issued on the Initial Issue Date and Debt in connection with, related to or arising from El Paso’s $3 Billion Facility and any Refinancing thereof and/or El Paso’s Other Financings and any Refinancing thereof; provided, however, that the Company shall not incur any Debt jointly and severally with El Paso in connection with a Refinancing of El Paso’s $3 Billion Facility subsequent to the date that is the later of (1) August 19, 2003 and (2) the date on which the Company is no longer jointly and severally liable for any amounts outstanding under El Paso’s $3 Billion Facility;

(v) Debt issued in exchange for, or the proceeds of which are used to Refinance Debt including, without limitation, Acquired Debt, incurred pursuant to the Consolidated Debt to EBITDA Ratio set forth above or under clause (iv) above or this clause (v) (collectively, “Refinancing Debt”); provided that (1) the principal amount of such Refinancing Debt does not exceed the principal amount of Debt so Refinanced (plus the premiums and other amounts to be paid, and the out-of-pocket expenses reasonably incurred, in connection therewith) and (2) the Refinancing Debt has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Debt being Refinanced;

(vi) the guarantee by the Company or one or more of its Restricted Subsidiaries of Debt of the Company or one or more of its Restricted Subsidiaries that is not prohibited by another provision of this Indenture; or

(vii) other Debt in an aggregate principal amount at any one time outstanding not to exceed $150 million.

(c) (i) The Company shall not, directly or indirectly, incur any guarantee with respect to any Debt of any of its Affiliates (other than Debt of the Company, one or more Subsidiaries of the Company or of the Company and one or more of its Subsidiaries) and (ii) the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any guarantee with respect to any Debt of any of the Company’s Affiliates (other than Debt of the Company, one or more Subsidiaries of the Company, of the Company and one or more of its Subsidiaries, Debt in connection with, related to or arising from El Paso’s $3 Billion Facility and any Refinancing thereof, or Debt outstanding on the date hereof in connection with El Paso’s Other Financings and any Refinancing thereof).

(d) This Section 3.08 shall be of no force or effect from and after the time the Securities are first rated at least Baa3 by Moody’s and at least BBB- by Standard & Poor’s.

Section 3.09	Limitation on Participation in El Paso’s Cash Management Program.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, participate in El Paso’s and its Subsidiaries’ cash management program if any default occurs or exists under any bond, debenture, note or other evidence of Debt for money borrowed or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed, in each case, by El Paso or any of its Subsidiaries (or the payment of which is guaranteed by El Paso or any of its Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of this Indenture, if such default:

(i) is caused by a failure to pay principal of, or interest or premium, if any, on such Debt of El Paso prior to the expiration of the grace period provided in such Debt of El Paso on the date of such default (a “Payment Default”); or

(ii) results in the acceleration (without cure or revocation within five Business Days) of Debt of El Paso prior to its express maturity and, in each case, the principal amount of any such Debt of El Paso, together with the principal amount of any other such Debt of El Paso under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more, until such acceleration has been cured or revoked or such payment of such Debt of El Paso has been made in full.

(b) This Section 3.09 shall be of no force or effect from and after the time the Securities are first rated at least Baa3 by Moody’s and at least BBB- by Standard & Poor’s.

Section 3.10	Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any property or the rendering of any service) with, or for the benefit of, any of the Company’s Affiliates (an “Affiliate Transaction”), unless:

(i) the terms of such Affiliate Transaction are:

(1) set forth in writing and

(2) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not one of the Company’s Affiliates or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary,

(ii) if such Affiliate Transaction involves aggregate payments or value in excess of $25 million, the Company’s Board of Directors approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i)(2) of this Section 3.10(a), and

(iii) if such Affiliate Transaction involves aggregate payments or value in excess of $100 million, the Company shall obtain a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary, as the case may be.

(b) Notwithstanding the preceding limitation, the following shall not be Affiliate Transactions:

(i) any transaction or series of related transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries;

(ii) any Restricted Payment permitted to be made pursuant to Section 3.07 or any Permitted Investment;

(iii) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(iv) indemnities of the Company’s or any of its Restricted Subsidiaries’ officers, directors and employees permitted by bylaw or statutory provisions;

(v) the payment of reasonable and customary regular fees to the Company’s or any of its Restricted Subsidiaries’ directors;

(vi) Affiliate Transactions and arrangements in effect on the Initial Issue Date of the Securities, including any modifications, extensions or renewals thereof that do not adversely affect the Company or any of its Restricted Subsidiaries;

(vii) Affiliate Transactions in connection with, related to or arising from the Western Energy Settlement, provided, that the Company’s Board of Directors shall approve any amendment, supplement or modification of the Western Energy Settlement on terms that are fair and reasonable to the Company; and

(viii) Affiliate Transactions in connection with, related to or arising from El Paso’s $3 Billion Facility and any Refinancing thereof and/or El Paso’s Other Financings and any Refinancing thereof.

(c) This Section 3.10 shall be of no force or effect from and after the time the Securities are first rated at least Baa3 by Moody’s and at least BBB- by Standard & Poor’s.

Section 3.11	Waiver of Stay, Extension or Usury Laws.

The Company covenants hereby (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, Liquidated Damages, if any, and interest on or with respect to the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IV

CONSOLIDATION, MERGER AND SALE

Section 4.01	Limitation on Mergers and Consolidations.

(a) The Company shall not consolidate with or merge into any other Person or sell, lease or transfer all or substantially all of its properties and assets to any Person, unless:

(i)  in the case of a merger, the Company is the surviving entity, or the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale or transfer, or which leases, all or substantially all of the properties and assets of the Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant and condition of this Indenture on the part of the Company to be performed or observed;

(ii)  immediately after giving effect to such transaction, no Default or Event of Default exists; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or lease and the supplemental indenture required in connection with such transaction comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary.

Section 4.02	Successors Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 4.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named originally as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01	Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest or Liquidated Damages, if any, upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b)  default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(c)  default in the performance, or breach, of any other term, covenant or warranty of the Company in this Indenture (other than a term, covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(d) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

(e)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 90 days; or

(f) there shall be a default under any bond, debenture, note or other evidence of debt for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any debt for money borrowed by the Company or any of its Restricted Subsidiaries or under any guarantee of payment by the Company or any of its Restricted Subsidiaries of debt for money borrowed (other than a default under any debt of El Paso or one or more Subsidiaries of El Paso (other than the Company or any of its Restricted Subsidiaries) guaranteed by one or more of the Company’s Restricted Subsidiaries), whether such debt or guarantee now exists or shall hereafter be created, and the effect of such default is to result in such debt becoming due prior to its stated maturity; provided, however, that no Event of Default under this clause (f) shall exist if all such defaults do not relate to such debt or such guarantees with an aggregate principal amount in excess of $25 million at the time outstanding; and provided further, that if such default under such bond, debenture, note or other evidence of debt for borrowed money or any mortgage, indenture or other instrument shall be cured by the Company or its Restricted Subsidiary, or be waived by the holders of such debt, in each case as may be permitted by such bond, debenture, note or other evidence of debt for borrowed money or any mortgage, indenture or other instrument, then the Event of Default under this clause (f) by reason of such default shall be deemed likewise to have been thereupon cured or waived.

Subject to the provisions of Section 6.01 and Section 6.02, the Trustee shall not be charged with knowledge of an Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

Section 5.02	Acceleration.

If an Event of Default with respect to the Securities of a series (other than an Event of Default specified in clause (d) or (e) of Section 5.01 hereof with respect to the Company) occurs and is continuing, the Trustee may by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities of that series may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the principal of, premium, if any, on, accrued and unpaid interest on, and Liquidated Damages, if any, on all then outstanding Securities of that series (if not then due and payable) to be due and payable, and upon any such declaration the same shall become and be immediately due and payable.  If an Event of Default specified in clause (d) or (e) of Section 5.01 hereof with respect to the Company occurs, the principal of, premium, if any, on, accrued and unpaid interest on, and Liquidated Damages, if any, on all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Securities of a series has been made and before a judgment for payment of the money due has been obtained by the Trustee as hereinafter in this Article V, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if:

        (a) all existing Events of Default, other than the non-payment of the principal of the Securities of a series which has become due solely by such declaration of acceleration, have been cured or waived;

        (b) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 5.03	Other Remedies.

If an Event of Default occurs  and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, Liquidated Damages, if any, or interest on the Securities of the affected series or to enforce the performance of any provision of such Securities, this Indenture or any Registration Rights Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 5.04	Waiver of Existing Defaults.

Subject to Section 5.07 and Section 8.02, the Holders of a majority in principal amount of the outstanding Securities of the affected series by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for such Securities or a solicitation of consents in respect of such Securities, provided that in each case such offer or solicitation is made to all Holders of  such Securities then outstanding on equal terms), except (a) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or Liquidated Damages, if any, or interest on such Securities or (b) a continuing Default in respect of a provision that under Section 8.02 hereof cannot be amended without the consent of each Holder affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05	Control by Majority.

The Holders of a majority in principal amount of the Securities of the affected series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 5.06	Limitations on Suits.

Subject to Section 5.07 hereof, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:

(a) such Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the Securities of the affected series then outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of  such Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 5.08	Collection Suit by Trustee.

If an Event of Default specified in clause (a) or (b) of Section 5.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal and premium, if any, and interest (and Liquidated Damages, if any) remaining unpaid on the Securities of the affected series, and interest on overdue principal, premium, if any, and Liquidated Damages, if any and, to the extent lawful, interest on overdue interest (and Liquidated Damages, if any), and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.09	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10	Priorities.

If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 6.07 hereof;

Second:  to Holders for amounts due and unpaid on the Securities of the affected series for principal, premium, if any, Liquidated Damages, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, Liquidated Damages, if any, and interest, respectively; and

Third:  to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Article V.

Section 5.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the Securities of the affected series then outstanding.

ARTICLE VI

TRUSTEE

Section 6.01	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform substantially to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, and  premium if any, and Liquidated Damages, if any, and interest on the Securities.

Section 6.02	Rights of Trustee.

(a) The Trustee may rely conclusively on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(g) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee’s officers, directors, agents and employees.  Such immunities and protections and right to indemnity, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Securities.

(h) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(i) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities.

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Section 6.10 and Section 6.11 hereof.

Section 6.04	Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

Section 6.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, Liquidated Damages, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 6.06	Reports by Trustee to Holders.

On or before July 15 of each year, beginning with July 15, 2004, the Trustee shall mail to Holders a brief report dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto, that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted.  The Trustee also shall comply with TIA Section 313(b).  The Trustee shall also transmit by mail all reports as required by TIA Sections 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed.  The Company shall promptly notify the Trustee if and when the Securities are listed on any stock exchange or delisted therefrom.

Section 6.07	Compensation and Indemnity.

The Company agrees to pay to the Trustee from time to time such compensation as agreed to by the Company and the Trustee, for its acceptance of this Indenture and its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  Subject to the further provisions of this Section 6.07, the Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company agrees to fully indemnify the Trustee or any predecessor Trustee and their agents for and to hold them harmless against any and all loss, liability, damage, claims, or expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person), except as set forth in the next paragraph.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, willful misconduct or bad faith.

To secure the payment obligations of the Company in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, and premium, if any, and interest and Liquidated Damages, if any, on the Securities.  Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(d) or Section 5.01(e) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 6.07 shall survive the termination of this Indenture.

Section 6.08	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company.  The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 6.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities then outstanding may petition (at the expense of the Company) any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 6.08 hereof, the obligations of the Company under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

Section 6.09	Successor Trustee by Merger, etc.

Subject to Section 6.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 6.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture.  Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 6.11	Preferential Collection of Claims Against Company.

The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 7.01	Discharge of Indenture.

Upon the request of the Company, this Indenture will cease to be of further effect and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Securities and this Indenture when:

(a) either:

(i) all the Securities theretofore authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or paid and Securities that have been subject to defeasance pursuant to Section 7.02 or 7.03) have been delivered to the Trustee for cancellation; or

(ii) all Securities not theretofore delivered to the Trustee for cancellation:

(1) have become due and payable by the mailing of a notice of redemption or otherwise;

(2) will become due and payable within one year; or

(3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company;

1. and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge, the entire Debt on the Securities, including, if any, Liquidated Damages with respect to the Securities, not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Securities to the date of such deposit (in case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Securities and this Indenture have been complied with.

After such delivery, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company’s obligations under the Securities and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 6.07, 7.05 and 7.06 shall survive such satisfaction and discharge.

Section 7.02	Legal Defeasance.

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Securities on a date the conditions set forth in Section 7.04 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 7.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Securities to receive solely from the trust funds described in Section 7.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2,07, 2.08, 2.11 and 3.02, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 6.07) and the Company’s obligations in connection therewith and (d) this Article VII.

Subject to compliance with this Article VII, the Company may exercise its option under this Section 7.02 with respect to the Securities notwithstanding the prior exercise of its option under Section 7.03 below with respect to the Securities.

Section 7.03	Covenant Defeasance.

The Company may, at its option and at any time, elect to have its obligations under Sections 3.05, 3.06, 3.07, 3.08, 3.09 and 3.10 released with respect to the outstanding Securities on a date the conditions set forth in Section 7.04 are satisfied (hereinafter, “Covenant Defeasance”).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  In addition, upon the Company’s exercise of the option in this Section 7.03, subject to the satisfaction of the conditions set forth in Section 7.04, Sections 5.01(c), (d) and (e) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 7.02 or this Section 7.03, the Company’s obligations in Sections 2.03, 2.05, 2.06, 2.07, 2.08, 6.07, 7.05, 7.06 and 7.08 shall survive until such time as the Securities have been paid in full.  Thereafter, the Company’s obligations in Sections 6.07, 7.05 and 7.08 shall survive.

Section 7.04	Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 7.02 or Section 7.03 to the outstanding Securities:

(a) (i)           the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the Holders with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (x) money in an amount sufficient, or (y) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants or Independent Financial Advisors expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (z) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any, on) and interest, if any, to Stated Maturity (or redemption) on such Securities, on the scheduled due dates therefor, (ii) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (iii) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations in accordance with the terms of this Indenture and the terms of the Securities to the payment of principal of and interest on the Securities;

(b) the deposit described in clause (a) above will not result in a breach or violation of, or constitute a Default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default has occurred and is continuing (i) as of the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or (ii) insofar as clause (d) or (e) of Section 5.01 is concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (c) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

(d) the Company has paid or caused to be paid all sums currently due and payable by the Company under this Indenture and under the Securities;

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the termination by the Company of its obligations have been complied with;

(f) in the case of an election under Section 7.02 or 7.03, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance had not occurred, and such opinion, in the case of Legal Defeasance under Section 7.02, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of this Indenture.  The defeasance would in each case be effective when 91 days have passed since the date of the deposit in trust.

Section 7.05	Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 7.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 7.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article VII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in Section 7.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 7.06	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01, 7.02 or 7.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 7.07	Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 7.04, to the Company upon a written request of the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 7.08	Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Securities that are not applied but remain unclaimed by the Holder of such Securities for two years after the date upon which the principal of, or premium, if any, or interest on such Securities shall have respectively become due and payable shall be repaid to the Company upon a written request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, either mail to each Holder affected, at the address shown in the register of the Securities maintained by the Registrar pursuant to Section 2.03, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company.  After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE VIII

AMENDMENTS

Section 8.01	Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or any of the Securities or waive any provision hereof or thereof without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Section 4.01 and Section 4.02 hereof;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) to add any additional Events of Default;

(e) to provide for the acceptance of appointment hereunder of a successor trustee in compliance with the provisions hereof;

(f) to secure the Securities pursuant to the requirements under this Indenture;

(g) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

(h) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(i) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(j) to make any change that does not adversely affect the rights hereunder of any Holder in any material respect.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Section 8.01 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.02	With Consent of Holders.

Except as provided below in this Section  8.02, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities; provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms) of the Holders of at least a majority in principal amount of the Securities then outstanding.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms).

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

(a) reduce the percentage of principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(c) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption specified in the Securities;

(d) change the place of payment or make any Security payable in money other than that stated in the Security;

(e) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any Security pursuant to Section 5.07 and Section 5.08 hereof, except as limited by Section 5.06 hereof;

(f) make any change in the percentage of principal amount of the Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 5.04 or Section 5.07 hereof or this clause of this Section 8.02; or

(g) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 8.03	Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

Section 8.04	Revocation and Effect of Consents.

A consent to an amendment (which includes a supplement) or waiver by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver or to take any other action under this Indenture.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (a) through (g) of Section 8.02 hereof.  In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

Section 8.05	Notation on or Exchange of Securities.

If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 8.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article VIII if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall receive, and subject to Section 6.01 hereof, shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate, as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE IX

REDEMPTION

Section 9.01	Notices to Trustee.

If the Company elects to redeem Securities pursuant to the redemption provisions specified in the Securities, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date (unless the Trustee consents in writing to a shorter period of at least 30 days prior to the Redemption Date), an Officers’ Certificate setting forth the Redemption Date, the principal amount of such Securities to be redeemed and the Redemption Price.

Section 9.02	Selection of Securities to be Redeemed.

If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by any other method that the Trustee in its sole discretion shall deem fair and appropriate.  The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.  Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 9.03	Notices to Holders.

(a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail in conformity with Section 10.02 a notice of redemption to each Holder whose Securities are to be redeemed.

The Notice shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

(iv) the name and address of the Paying Agent;

(v) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(vi) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities; and

(vii) the aggregate principal amount of Securities being redeemed.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

(b) At the Company’s request, the Trustee shall give the notice required in Section 9.03(a) in the Company’s name; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee consents in writing to a shorter period at least 30 days prior to the Redemption Date), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 9.03(a).

Section 9.04	Effect of Notices of Redemption.

Once notice of redemption is mailed pursuant to Section 9.03, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price.  Upon surrender to the Paying Agent, such Securities shall be paid out at the Redemption Price.

Section 9.05	Deposit of Redemption Price.

At or prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of all Securities to be redeemed on that date.  The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date.  If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal and premium, if any, from the Redemption Date until such principal and premium are paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.01.

Section 9.06	Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE X

MISCELLANEOUS

Section 10.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

Section 10.02	Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

El Paso Natural Gas Company
El Paso Building
1001 Louisiana Street
Houston, Texas  77002
Telecopier No.:  (713) 420-4099
Attention:  Corporate Secretary

If to the Trustee:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention:  Corporate Trust Administration

Each of the Company and the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee or the Company by Holders, shall be in writing, except as set forth below, and in the English language.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 10.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 10.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07	Legal Holidays.

If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08	No Recourse Against Others.

A director, officer, employee or stockholder of the Company or of any Affiliate as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation by reason of his, her or its status as such.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 10.09	Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY,

JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 10.10	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, or any other Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11	Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12	Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.14	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

EL PASO NATURAL GAS COMPANY

By:	/s/ Greg G. Gruber
	Name:	Greg G. Gruber
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Trustee:

WILMINGTON TRUST COMPANY

By:	/s/ Steven Cimalore
	Name:	Steven Cimalore
	Title:	Vice President

EXHIBIT A

[FACE OF SECURITY]

[Global Securities Legend]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1

[Transfer Restricted Securities Legend]

[(1)           THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(2)           THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

(3)           AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

(4)           AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, EL PASO NATURAL GAS COMPANY MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]2

[1]	This paragraph should be included only if the Security is a Global Security.

[2]	These paragraphs should be included only if the Security is a Transfer Restricted Security.

A-1

EL PASO NATURAL GAS COMPANY

7 5/8% Series [A/B] Note due 2010

CUSIP [ ]
No. [ ]	$[ ]

El Paso Natural Gas Company, a Delaware corporation (the "Company”), for value received promises to pay to [                                                 ] or registered assigns, the principal sum of [                   ] United States Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security*] on August 1, 2010.

Interest Payment Dates:                                       February 1 and August 1

Record Dates:                                                      January 15 and July 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

*	This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

EL PASO NATURAL GAS COMPANY

By:
Name:
Title:

Certificate of Authentication:

Dated:

WILMINGTON TRUST COMPANY, as Trustee, certifies that this is one of the Securities  referred to in the within-mentioned Indenture.

By:
Authorized Signatory

[REVERSE OF SECURITY]

EL PASO NATURAL GAS COMPANY

7 5/8% Series [A/B] Note due 2010

This Security is one of a duly authorized issue of 7 5/8% Series [A/B] Notes due August 1, 2010 (the “Securities”) of El Paso Natural Gas Company, a Delaware corporation (the “Company”).

1.           Interest.  The Company promises to pay interest on the principal amount of this Security at 7 5/8% per annum from [                ] until maturity.  The Company will pay interest semiannually on February 1 and August 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day.  Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from [               ]; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [                    ] and interest accrued from [                 ] shall be payable on such date.  Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment.  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date.  The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium, if any.  The Company will pay the principal of, and premium, if any, and interest on the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, Liquidated Damages, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, Liquidated Damages, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.           Ranking.  The Securities are senior unsecured obligations of the Company.

4.           Optional Redemption.  The Securities may be redeemed, in whole or part, at the Company’s option at any time in whole, or from time to time in part, prior to August 1, 2007, at the Make-Whole Price (as defined below) in accordance with the provisions of the Indenture.

“Make-Whole Price” means an amount equal to the greater of

(i)           100% of the principal amount of the Securities then outstanding to be redeemed, and

(ii)           as determined by an Independent Investment Banker, the sum of the present values of (A) the redemption price of the Securities at August 1, 2007 (as set forth below) and (B) the remaining scheduled payments of interest from the Redemption Date to August 1, 2007 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 75 basis points, plus, in the case of both (i) and (ii), accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.  Unless the Company defaults in the payment of the Make-Whole Price, on and after the applicable Redemption Date, interest shall cease to accrue on the Securities to be redeemed.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Citigroup Global Markets Inc. or Credit Suisse First Boston LLC and their respective successors at the Company’s option, or, if such firms or the successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. or Credit Suisse First Boston LLC, at the Company’s option, and three additional primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof.  The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

Beginning on August 1, 2007, the Company may redeem the Securities, in whole or in part, at the Company’s option at any time or from time to time, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable Redemption Date, if redeemed during the 12-month period beginning on each August 1of the years indicated below:

Year	Percentage
2007	103.813%
2008	101.906%
2009 and thereafter	100.000%

5.           Paying Agent and Registrar.  Initially, Wilmington Trust Company (the “Trustee”), the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

6.           Indenture.  The Company issued the Securities under an Indenture dated as of July 21, 2003 (as amended, supplemented or otherwise modified form time to time, the “Indenture”) between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of execution of the Indenture (the “TIA”).  The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Securities are unsecured general obligations of the Company.  Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.  The Company may issue Additional Securities under the Indenture subject to compliance with Section 3.08 thereof, unlimited in aggregate principal amount.

7.           Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of  Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any Securities during the period between a record date and the corresponding Interest Payment Date.

8.           Persons Deemed Owners.  The registered Holder of a Security shall be treated as its owner for all purposes.

9.           Amendments and Waivers.  Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and compliance in a particular instance by the Company with any provision of the Indenture may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on the Securities) by the Holders of at least a majority in principal amount of the Securities then outstanding in accordance with the terms of the Indenture.  Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency; to comply with the Indenture in the case of the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company; to provide for uncertificated Securities in addition to or in place of certificated Securities; to add any additional Events of Default; to provide for the acceptance under the Indenture of a successor trustee in compliance with the provisions thereof; to secure the Securities pursuant to the requirements under the Indenture; to comply with any requirements in order to effect or maintain the qualification of the Indenture under the TIA; to comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA; to add to the covenants of the Company for the benefit of the Holders or to surrender any power conferred upon the Company; or to make any change that does not adversely affect the rights of any Holder in any material respect.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

Without the consent of each Holder affected, the Company may not (i) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption, (iv) change the place of payment or make any Security payable in money other than that stated in the Security, (v) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any Security, (vi) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or (vii) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities.

10.           Defaults and Remedies.  Generally, an Event of Default occurs if:  (i) the Company defaults in the payment of any interest or Liquidated Damages, if any, on any Security when it becomes due and payable, and the default continues for 30 days; (ii) the Company defaults in the payment of the principal of, or premium, if any, on, any Security at its Maturity; (iii) the Company defaults in the performance, or breach, of any other term, covenant or warranty of the Company in the Indenture, and the default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that series a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (iv) certain events of bankruptcy or liquidation with respect to the Company occur; or (v) the Company defaults under any debt or under any instrument under which there may be issued or by which there may be secured or evidenced any debt for money borrowed by the Company or any of its Restricted Subsidiaries or under any guarantee of payment by the Company or any of its Restricted Subsidiaries of debt for money borrowed (other than a default under any debt of El Paso or one or more Subsidiaries of El Paso (other than the Company or any of its Restricted Subsidiaries) guaranteed by one or more of the Company’s Restricted Subsidiaries), whether such debt or guarantee now exists or shall hereafter be created, and the effect of such default is to result in such debt becoming due prior to its stated maturity; provided, however, that no Event of Default under this clause (v) shall exist if all such defaults do not relate to such debt or such guarantees with an aggregate principal amount in excess of $25 million at the time outstanding; and provided further, that if such default under such bond, debenture, note or other evidence of debt for borrowed money or mortgage, indenture or other instrument shall be cured by the Company or its Restricted Subsidiary, or be waived by the holders of such debt, in each case as may be permitted by such bond, debenture, note or other evidence of debt for borrowed money or any mortgage, indenture or other instrument, then the Event of Default under this clause (v) by reason of such default shall be deemed likewise to have been thereupon cured or waived.

If an Event of Default (other than an Event of Default specified in clause (iv) above) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities may declare by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all then outstanding Securities (if not then due and payable) to be immediately due and payable, and upon any such declaration the same shall become and be immediately due and payable.  The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, to the date of payment.  Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  If an Event of Default specified in clause (iv) above with respect to the Company occurs, the principal of, premium, if any, on, accrued and unpaid interest on, and Liquidated Damages, if any, on all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

11.           Discharge Prior to Maturity. The Indenture shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

12.           Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

13.           No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or of any Affiliate shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation by reason of his, her or its status as such.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

14.           Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to  the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           Governing Law.  THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

18.           [Additional Rights and Obligations of Holders of Transfer Restricted Securities.  In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement applicable to such Securities.  Each Holder of a Transfer Restricted Security, by his acceptance thereof, acknowledges and agrees to the provisions of such Registration Rights Agreement, including without limitation the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.].**

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

El Paso Natural Gas Company
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Telecopier No.: (713) 420-4099
Attention: Corporate Secretary

**	This paragraph should be included only if the Security is a Transfer Restricted Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________________ as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred as specified below:

CHECK ONE

(1) ☐	to the Company or a Subsidiary thereof; or
(2) o
to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) o	outside the United States to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act of 1933; or
(4) o	to an institutional “accredited investor” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933); or

(5) o	pursuant to an effective registration statement under the Securities Act of 1933; or
(6) o	pursuant to an exemption from the registration requirements of the Securities Act of 1933, provided by Rule 144 thereunder.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933 (an “Affiliate”):

  The transferee is an Affiliate of the Company.

Unless one of  items (1) through (6) above is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter, and in the case of a transfer pursuant to item (3) or (4), a Regulation S Letter or Transferee Letter, in each case, in substantially the form set forth below) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Signed:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: to be executed by an executive officer***

***	These paragraphs should be included only if the Security is a Transfer Restricted Security.

FORM OF REGULATION S LETTER TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

[                          ], [    ]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention:  Corporate Trust Administration

Re:           7 5/8% Series A Notes due 2010 of El Paso Natural Gas Company

Ladies and Gentlemen:

In connection with our proposed sale of $[                       ] principal amount of the above referenced Securities (the “Securities”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(i)           the offer of the Securities was not made to a person in the United States;

(ii)           at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(iii)           no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(iv)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and El Paso Natural Gas Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used but not defined in this letter  have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

FORM OF TRANSFEREE LETTER

TO BE DELIVERED IN CONNECTION WITH

TRANSFERS TO NON-QIB ACCREDITED INVESTORS

[                            ] , [          ]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention:  Corporate Trust Administration

Re:           7 5/8% Series A Notes due 2010 of El Paso Natural Gas Company

In connection with our proposed purchase of $[                      ] principal amount of the above referenced Securities (the “Securities”), we confirm that:

(i)           We have received such information as we deem necessary in order to make our investment decision.

(ii)           We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

(iii)           We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the certificated Security or beneficial interest in a Global Security from the Company in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

(iv)           We understand that, on any proposed resale of the Security or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Security purchased by the Company will bear a legend to the foregoing effect.

(v)           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Security, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

(vi)           We are acquiring the Security or beneficial interest therein purchased by the Company for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

SCHEDULE OF EXCHANGES OF SECURITIES***

The following exchanges, redemptions or repurchases of a part of this Global Security have been made:

Date of Transaction	Amount of decrease in Principal Amount of Global Security	Amount of increase in Principal Amount of Global Security	Principal Amount of Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Securities Custodian

***	This Schedule should be included only if the Security is a Global Security.

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